      THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                               ----------------

PROSPECTUS

                                  PFIZER INC.

                               ----------------

                 PFIZER SEIYAKU EMPLOYEE STOCK OWNERSHIP PLAN


                               ----------------

  Pfizer Inc., through its subsidiary, Pfizer Seiyaku Co., Ltd., is offering shares of its common stock pursuant to the Pfizer Seiyaku Employee Stock Ownership Plan, as set forth herein, to eligible employees of Pfizer Seiyaku Co., Ltd.

                  Pfizer Inc.'s Common Stock is listed on the
                            New York Stock Exchange

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ----------------

                 The date of this Prospectus is March 29, 1996

  Pfizer Inc. (the "Company") is subject to the informational requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission in Washington, D.C. at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 and at the following Regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company's securities are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

  Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Terence J. Gallagher, Vice President, Corporate Governance and Assistant Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017, (212) 573-2323.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
General Information........................................................   4
The Plan...................................................................   4
 Participation in the Plan.................................................   4
 Employee Contributions....................................................   4
 Employer Contributions....................................................   5
 Full Withdrawal...........................................................   5
 Partial Withdrawal........................................................   5
 Assignment of Interest....................................................   5
 Vesting of Employer Contributions.........................................   5
 Suspension of Contributions...............................................   5
 Administration of the Plan................................................   5
 Administration and Investment of the Plan's Fund..........................   5
 Account Reports...........................................................   6
 Liens on the Plan's Fund..................................................   6
 Voting....................................................................   6
 Forms.....................................................................   6
 Termination and Extension of the Plan.....................................   6
 Other Matters.............................................................   6
Tax Considerations.........................................................   6
Information Incorporated by Reference......................................   7
Legal Opinion..............................................................   7
Experts....................................................................   7

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

                              GENERAL INFORMATION

  This Prospectus relates to the Pfizer Seiyaku Employee Stock Ownership Plan, sponsored by Pfizer Seiyaku Co., Ltd., P.O. Box 226 Mitsui Building, Shinjuku-ku, Tokyo 160 Japan, a subsidiary of Pfizer Inc., a Delaware corporation having its principal office at 235 East 42nd Street, New York, New York 10017, telephone number (212) 573-2323. The Pfizer Seiyaku Employee Stock Ownership Plan is hereinafter referred to as the "Plan."

  The parties to the Plan are Pfizer Seiyaku Co., Ltd. ("Pfizer Seiyaku") and all employees of Pfizer Seiyaku who elect to participate in the Plan. Nomura Securities Co., Ltd., 9-1 1-Chome, Nihonbashi-chuo-ku, Tokyo, 103 Japan, (hereinafter "Nomura") acts as Manager for the Plan ("Manager").

  The purpose of the Plan is to help eligible employees build financial assets by affording them the opportunity to make regular savings and investments through payroll deductions in order to provide the opportunity for additional security at retirement and also to provide them with a proprietary interest in the continued growth and prosperity of the Company.

  This Prospectus is not available for resale of the securities described herein by any persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933. Such resales may be made pursuant to Rule 144 under such Act. In addition, the provisions of Section 16(b) of the Securities Exchange Act of 1934 may also be a consideration in resale decisions by persons who are subject to such Section in respect of the securities described herein.

                                   THE PLAN

  The following statements include summaries of certain provisions of the Plan, and references to the Agreement between the Pfizer Seiyaku Employee Stock Ownership Association (hereinafter "Association") and the Manager, providing for the administration of the investment fund established under the Plan. These statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, and the Agreement, copies of which are available for examination at the principal office of the Company and at the office of the Securities and Exchange Commission, Washington, D.C.

  The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), pursuant to Title I, part 3, Section 4(b).

  Participation in the Plan: All persons in the regular service of Pfizer Seiyaku have been designated as eligible to participate in the Plan. Participation in the Plan is entirely voluntary. An eligible employee may become a member of the Plan by filing, between May 1 and May 31 of any year, a letter with the Association authorizing Pfizer Seiyaku to make payroll deductions, as provided in the Plan.

  Employee Contributions: Each eligible employee who elects to participate in the Plan contributes, through regular payroll deductions, a portion of his regular earnings during the payroll period.

  Those directors and employees who are annually compensated may make monthly contributions to the Plan in amounts equal to no greater than 5% of 1/12 of their annual compensation, except that such amounts shall not include any bonus payments. Contributions amounting to one thousand yen ((Yen) 1000) are hereinafter referred to as a "Unit." The number of Units shall be predetermined by the director or the employee.

  All other employees may contribute each month, upon receipt of salary, an amount equal to no greater than 5% of their base monthly salary, equivalent to the value of Units as are predetermined by the employee. With respect to bonus payments, employees may contribute up to three times the value of such number of Units at the time they receive bonus payments, if any. Contributions from bonuses are optional. The minimum contribution shall be five (5) Units per month. The employee shall choose the number of Units to be contributed, subject to the minimum and maximum restrictions imposed by the Plan.

  Employee contributions are remitted to the Manager of the Plan on the day when made, and are invested in shares of the Company's common stock (the "Shares") by the Manager within three (3) business days after remittance.

  A member may change the amount of his deduction at any time prior to May 31 of each year for contributions effective the following June, or prior to November 30 of each year for contributions effective the following December.

  Employer Contributions: Pfizer Seiyaku contributes monthly an amount equal to seventeen and six-tenths per cent (17.6%) of the total contributions made by its employees as grants-in-aid to the Plan up to an individual employee level of 20 Units per month ((Yen)20,000/mo) and/or 60 Units from bonuses ((Yen)60,000/yr). Such contributions are allocated within three (3) business days to the account of each such participating employee.

  The portion of the employee's contribution that exceeds 20 Units per month and/or 60 Units per year from bonuses will not receive the 17.6% grant-in-aid.

  Full Withdrawal: A member wishing to withdraw his account in full may do so at any time. The member is entitled to receive the Shares attributable to his contributions plus the Shares attributable to Pfizer Seiyaku's contributions. The member shall receive the cash value of any fractional share, less brokerage commission and applicable transfer taxes.

  A member who has made a full withdrawal from the Plan is ineligible to participate in the Plan thereafter.

  Upon full withdrawal, a member may sell his Shares through the Association and the member shall bear all related costs.

  An employee who terminates employment with Pfizer Seiyaku shall automatically be fully withdrawn from the Plan.

  Partial Withdrawal: When the equity holdings of a member exceed 50 Shares, a member may make a partial withdrawal from the Plan at any time in an amount not less than 50 Shares per withdrawal upon application to the President of the Association. Upon partial withdrawal, a member may sell his Shares through the Association and the member shall bear all related costs.

  Assignment of Interest: The Plan provides that the benefits payable to a member under the Plan may not be transferred or hypothecated.

  Vesting of Employer Contributions: A member's interest in the grants-in-aid contributed by Pfizer Seiyaku will be fully vested upon allocation of such contributions to his account.

  Suspension of Contributions: Upon written notification to the President of the Association, a member may suspend his contributions at any time. A member suspending his contributions under the Plan may recommence contributions at any time upon written notification to the President of the Association.

  Administration of the Plan: The Plan is administered by the President of the Association, who is appointed by the Board of Directors of the Association. The directors serve for a one-year term without compensation for such service. The directors are elected by the members.

  Administration and Investment of the Plan's Fund: The Association has entered into an Agreement with Nomura that provides that Nomura shall act as Manager for the Plan. The functions of the Manager are to: receive contributions from participating employees and Pfizer Seiyaku; use those contributions to purchase Company common stock; allocate all earnings of the common stock appropriate to the account of each member; handle the sale of such stock as requested by members in accordance with the terms of the Plan; and give each member a report semi-annually of the status of his account.

  The securities are purchased by the Manager on the open market at the prevailing market price. All earnings of the Plan's fund, including dividends, and stock splits, less all taxes levied or assessed against the Plan's fund, are re-invested by the Manager in additional shares of the Company's common stock. The compensation and expenses of the Manager and the administrative expenses incurred in operating the Plan (except the costs of settling a member's account upon full or partial withdrawal, which shall be borne by such member) are borne by Pfizer Seiyaku.

  Account Reports: Each member shall receive on a semi-annual basis a report describing the status of his account.

  Liens on the Plan's Fund: Under the Plan and contracts in connection therewith, no person has or may create a lien on the fund established pursuant to the Plan.

  Voting: Members of the Plan may instruct the Association's Board of Directors how to vote their interest in their Shares at all Shareholders' Meetings of the Company. The Board of Directors shall then inform the President of the Association of the member's instructions, and the President shall so inform Nomura. The Shares for which no instructions have been so received by the Board of Directors shall be voted in accordance with the recommendations of the Company's Board of Directors as set forth in the proxy material issued by management. Relevant material transmitted to shareholders in connection with all matters to be voted upon at any Shareholders' Meeting is transmitted to members of the Plan.

  Forms: All notices and applications by members to the President of the Association shall be made on a form to be prescribed by the President.

  Termination and Extension of the Plan: Although Pfizer Seiyaku expects to continue the Plan indefinitely, Pfizer Seiyaku may at any time amend, suspend or discontinue the Plan in whole or in part. However, no part of the fund established pursuant to the Plan, except any such part as is required to pay brokerage fees, commissions, stock transfer taxes, and any other taxes on the assets or income on the funds, shall ever be used for, or diverted to, purposes other than for the exclusive benefit of the members of the Plan. Upon termination of the Plan in whole or in part, each member affected thereby shall receive the full value of his Shares in the Fund as though he had retired on the date of such termination. No part of the assets in the fund established pursuant to the Plan will at any time revert to Pfizer Seiyaku or the Company.

  Other Matters: In the event of a reclassification, recapitalization, merger, consolidation, reorganization, stock split, stock dividend, cash dividend, combination or exchange of shares, repurchase of shares or any similar change in the corporate structure of the Company, which in the judgment of the Association materially affects the value of the shares of the Company's Common Stock, the Association may determine the appropriate adjustments, if any, to the number of shares of such Common Stock that may be offered or issued by the Plan.

                              TAX CONSIDERATIONS

1. U.S. Tax Considerations

  The Company is not subject to any federal income tax liability as a result of the operation of the Plan. Pursuant to the U.S.-Japan income tax treaty, dividend income remitted to Japanese employees is subject to a 15% withholding tax. In addition, capital gains derived from the sale of securities are not subject to tax unless the employee is a citizen or resident of the U.S. or has established a substantial presence in the U.S.

2. Japanese Tax Considerations

  Pfizer Seiyaku's contributions to the Plan and administrative costs are tax deductible expenses in Japan and are treated as taxable income to the employees. Capital gains are subject to income tax and to a local inhabitant tax at a total rate of 26%.

                     INFORMATION INCORPORATED BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and all other reports filed thereafter pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995 are incorporated herein by reference. All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the prospectus and to be a part thereof from the date of filing of such documents.

                                 LEGAL OPINION

  The validity of the securities offered hereby has been passed upon by Terence J. Gallagher, Vice President, Corporate Governance and Assistant Secretary for the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company as of December 31, 1995, 1994 and 1993, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.